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                                               Exhibit 5



                                       August 4, 1994


Vishay Intertechnology, Inc.
63 Lincoln Highway
Malvern, Pennsylvania 19355

                Re:  Vishay Intertechnology, Inc.
                     Registration Statement on Form S-3
                     ------------------------------------


Ladies and Gentlemen:

      We have acted as counsel to Vishay Intertechnology, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of the above-captioned Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), covering 3,162,500 shares of Common Stock, par value $.10 per share (the "Shares"), of the Company.

      As such counsel, we have examined such corporate records, certificates and other documents and such questions of law as we have considered necessary or appropriate for the purposes of this opinion. In rendering this opinion, we have (a) assumed (i) the genuineness of all signatures on all documents examined by us, (ii) the authenticity of all documents submitted to us as originals, and (iii) the conformity to original documents of all documents submitted to us as photostatic or conformed copies and the authenticity of the originals of such copies; and (b) relied on (i) certificates of public officials and (ii) as to matters of fact, statements and certificates of officers of the Company.

      We are attorneys admitted to the Bar of the State of New York, and we express no opinion as to the laws of any other jurisdiction other than the laws of the United States of America and the General Corporation Law of the State of Delaware.

      Based upon the foregoing, we are of the opinion that the Shares have been validly authorized and, when issued and sold in accordance with the terms described in the U.S. prospectus and in the international prospectus forming a part of the Registration Statement (the "Prospectuses"), will be validly issued, fully-paid and nonassessable shares of Common Stock of the Company.

      We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectuses. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.


                              Very truly yours,

                   /s/ Kramer, Levin, Naftalis, Nessen, Kamin & Frankel
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                       KRAMER, LEVIN, NAFTALIS, NESSEN, KAMIN & FRANKEL
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